UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2019

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.75% Notes due 2023	SAB	New York Stock Exchange
6.25% Notes due 2025	SAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 26, 2019, Saratoga Investment Corp. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). As of July 31, 2019, the record date for the Annual Meeting, 8,713,024 shares of common stock were eligible to be voted, and 4,882,453 of those shares were voted in person or by proxy at the Annual Meeting.  The following matter was submitted at the Annual Meeting to the stockholders for consideration:

Proposal 1 — Election of Directors

•	To elect Steven M. Looney and Charles S. Whitman III each as a director of the Company, to serve until the 2022 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Each of the nominees were elected to serve until the 2022 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Director Nominee	Votes For	Votes Withheld

Charles S. Whitman III	4,549,897	332,556
Steven M. Looney	4,508,645	373,808

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saratoga Investment Corp.

Date: September 26, 2019

	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer and Secretary

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